SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Fidelity Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
Item 1 — Nomination and Election of Directors
INFORMATION ABOUT NOMINEES FOR DIRECTOR
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS AND COMPENSATION
401(k) PLAN
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
NOMINATING COMMITTEE REPORT
SHAREHOLDER RETURN PERFORMANCE GRAPH
AUDITORS
FEES INCURRED BY FIDELITY FOR ERNST & YOUNG
SHAREHOLDER PROPOSALS
NOMINEES FOR DIRECTOR
COMMUNICATIONS WITH FIDELITY AND ITS BOARD
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
Appendix A

FIDELITY SOUTHERN CORPORATION
3490 Piedmont Road
Suite 1550
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 22, 2004

     The Annual Meeting of Shareholders of Fidelity Southern Corporation (“Fidelity”) will be held on Thursday, April 22, 2004, at 3:00 p.m. at its office at One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, for the purposes of considering and voting upon:

1.	The election of seven directors to constitute the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified.

2.	Such other matters as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on March 5, 2004, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. It is important that your shares be represented and voted at the meeting. Please sign, date, and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of Fidelity’s 2003 Annual Report and Form 10-K.

By Order of the Board of Directors,

/s/ Martha C. Fleming
Martha C. Fleming
Secretary

March 19, 2004

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

FIDELITY SOUTHERN CORPORATION
3490 Piedmont Road
Suite 1550
Atlanta, Georgia 30305

PROXY STATEMENT

     This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Fidelity Southern Corporation (“Fidelity”) for use at the Annual Meeting of Shareholders (“Meeting”) to be held at its office at One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, on April 22, 2004, at 3:00 p.m. and any adjournment thereof. The purposes of the Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to Shareholders on March 19, 2004.

     The record date of holders of Common Stock entitled to vote at the Meeting was taken as of the close of business on March 5, 2004. On that date, Fidelity had outstanding and entitled to vote 8,877,847 shares of Common Stock, no par value, with each share entitled to one vote.

     A Proxy given pursuant to this solicitation may be revoked by the holder of the Common Stock who attends the Meeting and gives oral or written notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering a written instrument revoking it or by delivering a duly executed Proxy bearing a later date to the Secretary of Fidelity. If the Proxy is properly completed and returned by the holder of the Common Stock and is not revoked, it will be voted at the Meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted “FOR” all of the nominees for director named herein and upon such other matters as may properly come before the Meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

     The presence of a majority of the votes entitled to be cast at the Meeting represented in person or by proxy at the Meeting will constitute a quorum. The seven nominees receiving the highest vote totals will be elected as directors of Fidelity. All other matters will be decided by the affirmative vote of the majority of the votes entitled to be cast present or represented at the Meeting.

     Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker “non-votes” occur when a broker holding shares of Common Stock for a beneficial owner votes on one matter pursuant to the broker’s discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not affect the votes required to elect the directors, which is the only matter known to management that will be presented at the Meeting.

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by Fidelity. Copies of solicitation materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Common Stock and normal handling charges may be paid for such forwarding service. In addition, directors, officers and other employees of Fidelity, who will not be additionally compensated therefor, may solicit proxies in person or by telephone, e-mail, or other electronic means.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth as of March 5, 2004, beneficial ownership of Fidelity’s Common Stock by (i) each person known to be the beneficial owner of more than 5% of the Common Stock of Fidelity, (ii) each director and executive officer, and (iii) all directors and executive officers as a group.

Name	Number of Shares		Percent of Class
Of Beneficial Owner	Owned Beneficially		Outstanding
Tontine Partners, LP 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830-6378	884,800		9.97%
James B. Miller, Jr.	2,899,699	(1)	32.2
David R. Bockel	1,500		*
Edward G. Bowen, M.D.	11,060	(2)	*
Kevin S. King	4,209	(3)	*
Robert J. Rutland	148,764	(4)	1.7
W. Clyde Shepherd III	42,130	(5)	*
Rankin M. Smith, Jr.	21,514	(6)	*
David Buchanan	43,440	(7)	*
M. Howard Griffith, Jr.	57,370	(8)	*
H. Palmer Proctor, Jr.	51,128	(9)	*
All directors and executive officers as a group (10 persons)	3,280,814	(10)	36.1

*	Less than one percent.

(1)	Includes 313,803 shares of Common Stock held by Mr. Miller’s children and 180,433 shares of Common Stock held by Berlin American, LLC, a company of which Mr. Miller and his wife own 40%. Also includes 87,349 shares of Common Stock owned by his spouse, 89,174 shares of Common Stock held in his 401(k) Plan, and 109,600 shares of Common Stock that Mr. Miller has the right to acquire pursuant to outstanding stock options. Mr. Miller’s business address is Suite 1550, 3490 Piedmont Road, Atlanta, Georgia 30305.

(2)	Includes 10,560 shares of Common Stock held by Dr. Bowen as trustee for Target Benefit Plan.

(3)	Owned by Mr. King’s wife.

(4)	Includes 6,000 shares of Common Stock held by Mr. Rutland’s children and 7,920 shares of Common Stock held by a family foundation.

(5)	Includes 35,530 shares of Common Stock held by a Shepherd family foundation and 1,800 shares of Common Stock held in trust for minor children.

(6)	Includes 1,688 shares of Common Stock owned by Mr. Smith’s wife and 6,607 shares of Common Stock held by Mr. Smith’s children.

(7)	Includes 28,000 shares of Common Stock that Mr. Buchanan has the right to acquire pursuant to outstanding stock options.

(8)	Includes 40,000 shares of Common Stock that Mr. Griffith has the right to acquire pursuant to outstanding stock options.

(9)	Includes 42,000 shares of Common Stock that Mr. Proctor has the right to acquire pursuant to outstanding stock options.

(10)	Includes 219,600 shares of Common Stock that the beneficial owners have the right to acquire pursuant to outstanding stock options.

Item 1 - Nomination and Election of Directors

     The number of directors is currently set at seven by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the Shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of Shareholders and until their successors are elected and qualified.

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or Shareholders by resolution provide for a lesser number of directors, but in no event will the Proxy be voted for more than seven nominees. Management has no reason to believe that any nominee will not serve if elected. All the nominees are currently directors of Fidelity.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information as of March 5, 2004, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

		Year	Business Experience During Past
Name	Age	Elected	Five Years and Other Information
James B. Miller, Jr. (3)	63	1979	Chairman of the Board, President, and Chief Executive Officer of Fidelity since 1979. A director of the Bank since 1976; President and Chief Executive Officer of the Bank from 1977 to 1997 and from December 29, 2003, until present. Chairman of the Bank since 1998. A director of Interface, Inc., a textile manufacturing company, and of American Software Inc., a software development company.

David R. Bockel (1) (2) (4)	59	1997	Director, Army Affairs, Reserve Officers Association of the United States, Washington, D.C. since October 2003. President of Bockel & Company, an advertising agency in Atlanta, Georgia, from 1971 until 2003. Commanding General, 90th Regional Support Command, U.S. Army Reserve from 1999 until 2003. A director of the Bank since 1997.

Edward G. Bowen, M.D.	68	1989	Retired gynecologist and obstetrician in Atlanta, Georgia. Trustee, Duke University since 2000. Chairman, Board of Trustees, Northside Hospital from 1998 to 2000. A director of the Bank since 1989.

Kevin S. King	56	1998	Attorney in Atlanta, Georgia. Of Counsel, Dietrick, Evans, Scholz & Williams, LLC, Atlanta, Georgia, from 2000 to January 2003. A partner with King & Carragher, Attorneys from 1996 to 2000. A director of the Bank since 1998.

Robert J. Rutland (1) (3)	62	1979	Chairman of Allied Holdings, Inc., a transportation company located in Decatur, Georgia, since 1995. A director of the Bank since 1974.

W. Clyde Shepherd III (1) (2) (3) (4)	43	2003	President, Plant Improvement Co., Inc., a highway construction/real property lessor company located in Atlanta, Georgia, since 1997. Vice President and Secretary of Toco Hill, Inc., a real estate/lessor company located in Atlanta, Georgia, since 1983. A director of the Bank since 1998.

Rankin M. Smith, Jr. (2) (4)	56	1987	Owner and Manager, Seminole Plantation, a shooting preserve located in Thomasville, Georgia, since 1991. Director, advisor and shareholder of the Atlanta Falcons Football Club from 1990 to 2002. A director of the Bank since 1987.

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors

(3)	Member of the Executive Committee of the Board of Directors

(4)	Member of the Nominating Committee of the Board of Directors

     There are no family relationships between any director, executive officer, or nominee for director of Fidelity or any of its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires Fidelity’s directors, officers and persons who own more than ten percent of the Common Stock of Fidelity to file reports of ownership changes with the Securities and Exchange Commission (“SEC”). During 2003, all reports of beneficial ownership of securities were filed with the SEC in a timely manner.

EXECUTIVE OFFICERS AND COMPENSATION

     Executive officers are elected by the Board of Directors annually at the Board of Directors’ meeting held directly after the Annual Meeting of Shareholders and hold office until the next election, unless they resign sooner or are removed from office.

     Fidelity’s executive officers, their ages, their positions with Fidelity at March 5, 2004, and the period during which they served as executive officers, are as follows:

		Officer
Name	Age	Since	Position
James B. Miller, Jr.	63	1979	Chairman of the Board, President and Chief Executive Officer of Fidelity since 1979; Chairman of the Bank since 1998; President of the Bank from 1977 to 1997 and since 2003.

David Buchanan	46	1995	Vice President of Fidelity since 1999; Senior Vice President of the Bank since 1995.

M. Howard Griffith, Jr.	61	1994	Principal Accounting Officer of Fidelity and Chief Financial Officer of Fidelity and the Bank since February 1994.

H. Palmer Proctor, Jr.	36	1996	Vice President of Fidelity since 1996; Senior Vice President of the Bank since 1996.

     The following table sets forth the annual and other compensation paid by Fidelity and its subsidiaries for 2003 to James B. Miller, Jr., Larry D. Peterson, David Buchanan, M. Howard Griffith, Jr., and H. Palmer Proctor, Jr., executive officers (collectively “Named Executive Officers”).

Summary Compensation Table

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation
James B. Miller, Jr.	2003	$500,000	$—	$25,366	(1)
Chairman of the Board,	2002	500,000	—	28,946	(1)
President and Chief	2001	500,000	—	24,463	(1)
Executive Officer

Larry D. Peterson*	2003	$300,000	—	61,051	(2)
President and Chief	2002	300,000	—	11,373	(2)
Executive Officer, FB	2001	300,000	—	13,551	(2)

David Buchanan	2003	165,000	25,000	7,880	(3)
Vice President	2002	160,625	—	8,229	(3)
	2001	150,000	9,000	7,856	(3)

M. Howard Griffith, Jr.	2003	190,000	—	6,675	(4)
Chief Financial Officer	2002	185,625	20,000	6,456	(4)
	2001	175,000	—	6,562	(4)

H. Palmer Proctor, Jr.	2003	165,000	25,000	8,086	(5)
Vice President	2002	160,625	—	11,289	(5)
	2001	150,000	1,137	10,707	(5)

* Resigned December 29, 2003

(1)	Includes Fidelity’s contributions of $5,000 to Mr. Miller’s account in the tax-qualified savings plan (“401(k) Plan”) each year for 2003, 2002, and 2001, respectively, and $17,986, $16,490, and $14,734 for life insurance for Mr. Miller for 2003, 2002, and 2001, respectively, under split dollar and corporate owned life insurance policies. Under the split dollar insurance policy, Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield. Also, includes $183, $2,270, and $267 for annual fees for a club in 2003, 2002, and 2001, respectively.

(2)	Includes Fidelity’s contributions of $5,250, $4,500, and $4,500 to Mr. Peterson’s account in the 401(k) Plan for 2003, 2002, and 2001, respectively, and $1,501, $1,373, and $1,236 under a split dollar insurance policy for Mr. Peterson for 2003, 2002, and 2001, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $3,426, $3,583, and $4,238 for annual fees for a club in 2003, 2002, and 2001, and a $50,000 severance payment.

(3)	Includes Fidelity’s contributions of $5,700, $4,566, and $3,975 to Mr. Buchanan’s account in the 401(k) Plan for 2003, 2002, and 2001, respectively, and $343, $323, and $282 under a split dollar insurance policy for Mr. Buchanan for 2003, 2002, and 2001, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield.

(4)	Includes Fidelity’s contributions of $5,700, $5,500, and $5,250 to Mr. Griffith’s account in the 401(k) Plan for 2003, 2002, and 2001, respectively, and $975, $853, and $791 under a split dollar insurance policy for Mr. Griffith for 2003, 2002, and 2001, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premium paid plus a market yield, and $0, $103, and $521 for annual fees for a club in 2003, 2002, and 2001.

(5)	Includes Fidelity’s contributions of $4,963, $4,731, and $4,526 to Mr. Proctor’s account in the 401(k) Plan for 2003, 2002, and 2001, respectively, and $209, $208, and $201 under a split dollar insurance policy for Mr. Proctor for 2003, 2002, and 2001, respectively, from which Fidelity will receive upon termination of the policy proceeds equal to the insurance premiums paid plus a market yield, and $1,160, $3,800, and $3,478 for annual fees for a club in 2003, 2002, and 2001, respectively.

Employment Agreements

     Fidelity entered into an employment agreement with James B. Miller, Jr. as President and Chief Executive Officer of Fidelity for a three-year period commencing January 1, 2004. The employment agreement provides for an annual base salary of $300,000 per year and incentive compensation not to exceed $300,000 based upon Fidelity achieving targeted income levels established by the Compensation Committee. In addition, Fidelity agreed to maintain during Mr. Miller’s lifetime, regardless of the termination of his employment or employment agreement for any reason, split dollar insurance policies in the face amount of $2 million and a universal life insurance policy in the face amount of $6 million payable to his designated beneficiary or his estate. Fidelity may terminate Mr. Miller’s employment for cause or without cause at any time. If his employment is terminated without cause, Mr. Miller will continue to receive his base salary for the balance of the original three (3) year employment term and will be eligible to participate in the employee benefit programs of Fidelity for thirty-six (36) months after the date of termination on the same basis as other executives. Upon termination of employment, Mr. Miller agrees that for a period of twelve months he will not engage in competitive business within five (5) designated counties in Georgia and will not solicit customers and employees of Fidelity and the Bank.

     Fidelity has entered into an Executive Continuity Agreement dated December 31, 2003, with M. Howard Griffith, Jr., Chief Financial Officer of Fidelity. The primary purpose of the agreement is to encourage Mr. Griffith to continue his employment with Fidelity after a change in control of Fidelity. If his employment is terminated by Fidelity within six (6) months prior to and twelve (12) months after a change in control or upon the termination of his employment other than for cause, disability or death, Mr. Griffith will be paid one (1) year’s base salary. In addition he will continue to participate in employee benefit programs for one (1) year. Mr. Griffith agrees not to solicit customers and employees of Fidelity for one year after termination of employment.

     Fidelity entered into an employment agreement with Larry D. Peterson for a three-year period ending September 14, 2003. The employment agreement provided for an annual base salary of $300,000. Also, Fidelity provided Mr. Peterson a disability policy, which provided disability benefits at the annual rate of $210,000. Mr. Peterson resigned effective December 29, 2003. The severance compensation provided for two (2) monthly payments aggregating $50,000 and a covenant not to compete for a period of one (1) year in the counties in Georgia where the Bank has offices.

Stock Options

     No stock options or stock appreciation rights were granted to executive officers during 2003.

     The following table sets forth, with respect to the Named Executive Officers, information concerning any exercise of stock options in 2003 and all unexercised stock options held as of December 31, 2003:

AGGREGATE STOCK OPTION EXERCISES FOR THE YEAR ENDED
DECEMBER 31, 2003, AND YEAR-END STOCK OPTION VALUES

		Value
		Realized ($)
		(Market Price
	Number of	at Time of			Value of
	Shares	Exercise less	Number of		Unexercised In-the-
	Acquired	Exercise	Unexercised Stock		Money Stock Options
Name	on Exercise	Price)	Options at Year-End		at Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James B. Miller, Jr.	—	—	109,600	0	$446,620	$—
Larry D. Peterson	—	—	100,000	0	407,500	—
David Buchanan	—	—	28,000	12,000	160,975	42,650
M. Howard Griffith, Jr.	—	—	40,000	10,000	240,500	60,125
H. Palmer Proctor, Jr.	—	—	42,000	18,000	245,150	78,725

(1)	The average of the high and low value of a share of Common Stock of Fidelity on December 31, 2003, was $13.075.

401(k) PLAN

     Fidelity has adopted a tax-qualified savings plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 (“Code”). Employees may, after one year of employment, elect to contribute up to the statutory limitation of 15 percent of the employee’s annual salary to the 401(k) Plan through payroll deductions, and may direct the investment of their accounts into various investment funds including the purchase of Common Stock of Fidelity. Under Section 401(k) of the Code, an employee’s contributions to the 401(k) Plan are not taxable to the employee until such amounts are distributed to the employee. Fidelity pays the administrative expenses of the 401(k) Plan and makes voluntary contributions from time to time, which are allocated to each eligible employee’s account as required by the Code. Fidelity’s voluntary contributions become fully vested at the earlier of six years of service or at normal retirement age. Fidelity’s voluntary contributions for the year ended December 31, 2003, were $297,922.

COMPENSATION OF DIRECTORS

     During 2003, each non-employee director of Fidelity received a $10,000 annual retainer, paid in four quarterly installments. In addition, each non-employee director received $2,000 for each Board of Directors’ meeting attended and $1,000 for each committee meeting attended.

     Directors who are employees do not receive a fee for attending Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are David R. Bockel, Chairman, W. Clyde Shepherd III, and Rankin M. Smith, Jr. No member of the Compensation Committee is or was an officer or employee of Fidelity or any subsidiary.

     The Bank leases space from a corporation of which Mr. Shepherd III, a director and member of the Audit and Compensation Committees of Fidelity, and his father are the majority shareholders. The Bank leases approximately 2,200 square feet at an average annual rate of approximately $12 per square foot subject to a pro rata increase for increases in taxes and insurance. The lease commenced November 1, 1995, with an initial termination date of

September 30, 2000, and a five-year option to renew, which was exercised. The Bank also leases space from Allied Holdings, Inc. of which Mr. Rutland is Chairman. Mr. Rutland is a director and member of the Audit and Executive Committees of Fidelity. The Bank leases approximately 5,040 square feet at an average annual rate of approximately $20 per square foot. The lease commenced January 1, 1994, with an initial termination date of December 31, 2003, and the option to renew for six additional five-year terms. An option to renew the lease agreement until December 21, 2008, has been exercised. The lease agreements were made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities.

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors (including members of the Compensation Committee) and officers of Fidelity and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risks of collectibility, nor present other unfavorable features. As of December 31, 2003, the Bank had direct and indirect loans outstanding to officers and directors and their affiliates aggregating approximately $1.3 million.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2003, the Board of Directors held nine (9) meetings. Each of the directors attended at least seventy-five percent (75%) of the aggregate meetings of the Board of Directors and the committees on which the director served. Fidelity has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Executive Committee. All nominees for the Board of Directors are recommended by the Nominating Committee to the entire Board of Directors. Directors are encouraged to attend the annual meeting of shareholders. Four (4) directors attended the 2003 Annual Meeting of Shareholders.

     Audit Committee. Fidelity has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary functions of Fidelity’s Audit Committee are to oversee the financial and accounting reporting process, assure that an audit program is in place to protect the assets of Fidelity, assure that adequate internal controls exist, oversee the internal audit function, and recommend the independent accountants for appointment by the Board of Directors. During 2003, the Audit Committee held six (6) meetings. The Audit Committee is governed by a written charter approved by the Audit Committee and the Board of Directors. A copy of the Charter of the Audit Committee is available under the Investor Relations section at www.fidelitysouthern.com. and is attached as Appendix A to this Proxy Statement.

     The Board of Directors of Fidelity has determined that Robert J. Rutland, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that all of the numbers of the Audit Committee are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and the rules adopted by NASD.

Compensation Committee. The primary functions of the Compensation Committee are to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to selection, goals, and performance, to determine the remuneration of the Chairman, CEO and all other executive officers of Fidelity and each of its direct subsidiaries, and to grant stock options and administer the Stock Option Plan. In addition, the Compensation Committee is to review and evaluate compensation plans for all officers and employees to ensure they are appropriate, competitive, and properly reflect Fidelity’s objectives and performance. The Compensation Committee is governed by a written charter approved by the Compensation Committee and the Board of Directors. The Charter of the Compensation Committee is available under the Investor Relations section at www.fidelitysouthern.com. During 2003, the Compensation Committee held three (3) meetings.

Nominating Committee. The primary functions of the Nominating Committee are to identify individuals qualified to become members of the Board, and recommend to the Board the director nominees for each annual meeting of the stockholders and to fill vacancies and new positions on the Board. The Nominating Committee was established by resolution of the Board on December 18, 2003, and is governed by a written charter approved by the Nominating Committee and the Board of Directors on January 15, 2004. All of the members of the Nominating Committee are independent as defined by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers (“NASD”). The Charter of the Nominating Committee is available under the Investor Relations section at www.fidelitysouthern.com. The Committee held no meetings during 2003.

Executive Committee. The Executive Committee is authorized to exercise any and all of the powers of the Board of Directors in the management of the business and affairs of Fidelity except where specific power is limited to the Board of Directors by the Bylaws or by applicable law. The members of the Executive Committee are James B. Miller, Jr., Chairman, Robert J. Rutland, and W. Clyde Shepherd III. During 2003, the Executive Committee held one (1) meeting.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Board of Directors of Fidelity has adopted a written charter for the Compensation Committee. This charter is reviewed annually.

     The Compensation Committee is responsible for establishing the total remuneration of the Chairman, CEO, and each executive officer of Fidelity and of each of its direct subsidiaries to provide competitive levels of compensation which take into account Fidelity’s annual and long-term performance goals and strategic plan, whether there has been above average corporate performance, the levels of an individual’s initiative, responsibility and achievements, how effectively risk is managed, and the need of Fidelity to attract and retain well trained and highly motivated executives. The Committee reviews and approves Fidelity’s 401(k) Plan, employee stock purchase plan, stock option plans, stock rights awards, deferred compensation plan, and all employee benefit plans, including health plans, in which Fidelity’s officers and employees are eligible to participate. The Committee reviews and evaluates recommendations to the Board on Fidelity’s executive compensation practices and policies, management succession, and sets directors’ compensation.

     Executive officers’ overall compensation is intended to be competitive with the compensation paid to executives of financial institutions and of other companies similar in size, complexity, and character to Fidelity, provided that the performance of Fidelity and the executive officer warrants the compensation being paid.

     Compensation paid to or for the benefit of the Named Executive Officers of Fidelity for 2003, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the 401(k) Plan, split dollar insurance policies, severance, and certain perquisites. In addition, Fidelity has adopted certain broad-based employee benefit plans in which executives and other officers, together with employees, have the right to participate. Benefits under these plans are not directly or indirectly tied to Fidelity’s performance, except that contributions by Fidelity to the 401(k) Plan are voluntary, at the election of the Board of Directors. Bonuses were granted to Messrs. Buchanan and Proctor based upon their individual performance. No other bonuses were granted for performance in 2003.

     Mr. Miller’s compensation for 2003 was governed by the general principles described above. For 2003, Mr. Miller’s base salary was established at $500,000 by the Compensation Committee, which was the same base salary for each of the previous two years. Fidelity did not elect to pay a bonus in 2003 to Mr. Miller. No stock options were granted to Mr. Miller in 2003. In December 2003, the Compensation Committee approved a three-year employment agreement with Mr. Miller to commence January 1, 2004 (see Employment Agreements).

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Fidelity specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee

David R. Bockel, Chairman
W. Clyde Shepherd III
Rankin M. Smith, Jr.

AUDIT COMMITTEE REPORT

     Each of the Audit Committee members satisfies the definition of independent director as established by the rules promulgated by the SEC and NASD. The Board of Directors of Fidelity has adopted a written charter for the Audit Committee. The Charter is attached as Appendix A to this Proxy Statement.

     The Audit Committee has reviewed Fidelity’s audited consolidated financial statements for the year ended December 31, 2003, and discussed the statements with management. The Audit Committee has discussed with Ernst

& Young, Fidelity’s independent accountants, those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended.

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the Independent Standards Board Standard No. 1 and the Members of the Audit Committee have discussed the independence of Ernst & Young (“E&Y”). The Audit Committee has determined that the providing of professional services by E&Y, in addition to audit related services, is compatible with the maintenance of the accountant’s independence. Based upon the review and discussions noted above, the Audit Committee has recommended to the Board of Directors of Fidelity, and the Board has approved, that the audited consolidated financial statements of Fidelity be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and be filed with the Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Fidelity specifically incorporates this information by reference and should not otherwise be deemed filed under such Acts.

Audit Committee

Robert J. Rutland, Chairman
David R. Bockel
W. Clyde Shepherd III

NOMINATING COMMITTEE REPORT

     The Board of Directors of Fidelity has adopted a written charter for the Nominating Committee. The Charter of the Nominating Committee is available under the Investor Relations section at www.fidelitysouthern.com.

     The Nominating Committee reviewed the qualifications of the director nominees, found them to meet the criteria for directors established by the Committee, and recommended the slate to the Board of Directors as director nominees for election at the 2004 Annual Meeting of Shareholders.

Nominating Committee

David R. Bockel, Chairman
W. Clyde Shepherd III
Rankin M. Smith, Jr.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative shareholder return on Fidelity’s Common Stock with the cumulative total return on The NASDAQ Stock Market (U.S. Companies) index and the NASDAQ Bank Stock Market under the symbol LION.

     The graph assumes $100 invested on December 31, 1998, in the Common Stock of Fidelity and in each of the three indexes. The comparison assumes that all dividends are reinvested.

     Fidelity has elected to use the S&P 500 Index in lieu of the NASDAQ-Total US Index. Since the S&P 500 Index is used by most banks, using the S&P 500 Index will provide comparable data to the shareholders.

Comparison of Cumulative Total Return Among Fidelity,
The NASDAQ Stock Market (U.S.) and NASDAQ Bank Stocks

Fidelity Southern Corporation

	Period Ending December 31
Index	1998	1999	2000	2001	2002	2003
Fidelity Southern Corporation	100.00	71.72	48.91	73.65	102.52	139.11
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.40
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62

AUDITORS

     Ernst & Young audited the consolidated financial statements of Fidelity for the year ended December 31, 2003, and have been selected by the Audit Committee to audit the consolidated financial statements for 2004. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

FEES INCURRED BY FIDELITY FOR ERNST & YOUNG

     The following table sets forth the fees paid or accrued by Fidelity for the audit and other services provided by Ernst & Young for fiscal years 2003 and 2002:

	2003	2002
Audit Fees[1]	$228,375	$188,128
Audit-Related Fees[2]	74,180	125,500
Tax Fees (Tax Compliance)	41,775	34,306
All Other Fees	—	—

Total	$344,330	$347,934

     The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by Fidelity’s independent auditor and associated fees for any non-audit service, provided that the Chairman shall report any decisions to pre-approve such non-audit services and fees to the full Audit Committee at its next regular meeting.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2005 Annual Meeting must be received by Fidelity addressed to the President at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, by November 20, 2004, in order to be eligible for inclusion in the Proxy Statement and Proxy for that meeting. Shareholders may also present at the 2004 Annual Meeting any proper proposal that is not disclosed in the Proxy Statement for that meeting without prior notice to Fidelity.

NOMINEES FOR DIRECTOR

     Shareholder Nominees. The policy of the Nominating Committee is to consider properly submitted proposed nominations for membership on the Board of Directors submitted by shareholders who own at least 1,000 shares of Common Stock of Fidelity and have held the stock for at least one year. Any proposed nomination by a shareholder for consideration by the Nominating Committee should include the proposed nominee’s name and qualifications and a statement to the effect that the proposed nominee has agreed to the submission of his/her name as a candidate for nomination as a director. The proposed nomination should be sent to the Chairman of the Nominating Committee of Fidelity Southern Corporation, 3490 Piedmont Road, Suite 1500, Atlanta, Georgia 30305. In order to timely consider any candidate, the shareholder must submit the recommendation on or before November 1 immediately preceding the next annual meeting of shareholders.

     Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Nominees for directors are selected for their character, judgment, diversity of experience, acumen, ability to work with others, and their ability to act for the benefit of Fidelity and its shareholders. The Nominating Committee’s Director Qualification Standards and Procedure for Identifying and Evaluating Candidates is available under the Investor Relations section at www.fidelitysouthern.com.

     The name of any candidate for nomination as a director may be submitted to the Nominating Committee by shareholders and directors. The Nominating Committee will review the qualifications of each candidate submitted and conduct such inquiries as it determines appropriate. The Nominating Committee shall recommend, by a majority vote of its members, to the entire Board of Directors those candidates it believes will best serve Fidelity and its shareholders, meet the qualifications set forth in the director qualification standards, and have such other requisite skills and knowledge deemed necessary by the Nominating Committee of a director of Fidelity.

[1] Audit fees represent fees for professional services provided in connection with the audit of the financial statements and review of the quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

[2] Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits and other attestation services.

     In addition, a shareholder may nominate individuals for election as directors at the annual meeting of shareholders. If the shareholder desires to solicit proxies from other shareholders, the shareholder must deliver a proxy statement and form of proxy to the holders of shares of common stock of Fidelity to elect such nominee in accordance with the proxy rules promulgated by the SEC. This includes the filing of the proxy statement and form of proxy with the SEC prior to its distribution.

     All nominees for election to the Board of Directors set forth in this Proxy Statement currently serve as directors of Fidelity.

COMMUNICATIONS WITH FIDELITY AND ITS BOARD

     From time to time, calls are received from shareholders asking how they can communicate with Fidelity Southern Corporation. The following communication options are available:

     To communicate with the Board of Directors, address communications to the Board and send them to the Board of Directors in care of the Secretary of Fidelity at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305. Communications that are intended specifically for a designated director should be addressed to the director in care of the Secretary of Fidelity at the above address. The Secretary shall cause the communications to be delivered to the addressees.

     To receive information about Fidelity or Fidelity Bank, one of the following methods may be used:

1.	Fidelity Bank’s website, located at www.lionbank.com, contains product and marketing data.

2.	Fidelity Southern Corporation’s website, Investor Relations section, located at www.fidelitysouthern.com contains Company financial information in addition to Audit, Compensation and Nominating Committee Charters, and the Company’s Code of Ethics. Online versions of Fidelity’s Annual Reports, Proxy Statements, Forms 10-K and 10-Q, press releases, and other SEC filings are also available at this website.

3.	Information, such as Fidelity’s latest quarterly earnings release, Form 10-K, Form 10-Q, or the 2003 Annual Report, can also be obtained free of charge by calling or writing Investor Relations.

     If you would like to contact us, please call Fidelity Investor Relations at (404) 240-1504, or send correspondence to Fidelity Southern Corporation, Attn: Investor Relations, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management knows of no matters, other than the election of directors as stated above, that are to be brought before the Meeting. If any other matter should be presented for consideration and voted upon, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of Fidelity.

By Order of the Board of Directors,

/s/ Martha C. Fleming
Martha C. Fleming
Secretary

March 19, 2004

Appendix A

FIDELITY SOUTHERN CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION

This Charter of the Audit Committee (“Committee”) of the Board of Directors of Fidelity Southern Corporation (the “Company”) governs the operations of the Committee. The Committee shall at least annually review and reassess this Charter and obtain the approval of the Board of Directors to any proposed change. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and meet the definition of independent as required by Section 10A(m) of the Securities Exchange Act of 1934, any rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). All Committee members shall be financially literate, must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of (i) the compensation of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any adviser employed by the Committee as permitted by this Charter; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

STATEMENT OF POLICY

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the Company and its shareholders relating to the Company’s financial statements, financial and accounting reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit of its financial statements, and legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal accountants, the internal auditors, and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention regarding accounting, internal controls or auditing matters, with full access to all books, records, facilities, and personnel of the Company.

RESPONSIBILITIES AND PROCESS

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process and the audits of the financial statements of the Company on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The policies and procedures of the Committee should remain flexible in order to best react to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

➢	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting, if any) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Committee.

➢	The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. In accordance with the rules of NASDAQ and Section 10A(i) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Committee shall preapprove all independent audit engagement fees and terms and preapprove all permitted non-audit engagements (including the fees and terms thereof) to be performed for the Company by the independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act which shall be approved by the Committee prior to the completion of the audit.

➢	The Committee, in its discretion, may appoint and delegate to one or more members of the Committee the authority to grant the pre-approvals of the Committee described in the preceding paragraph.

➢	The Committee has the authority to engage and shall determine the funding for independent counsel and other advisors it determines necessary to carry out its duties.

➢	The Committee shall receive from and evaluate with the independent auditors reports on critical accounting policies and practices to be used, alternative treatments of financial information discussed with the management and the ramifications thereof, the treatment preferred by the independent auditors and other material written communications between the independent auditors and the management, as required by Section 10A(k) of the Exchange Act.

➢	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s systems to monitor and manage business risk, and legal and ethical compliance programs, including the conflict of interest policy and code of ethics. Further, periodically the Committee shall meet separately with the internal auditors, the independent auditors, and management to discuss the results of their examinations.

➢	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 1O-Q or any other interim financial statement which is publicly released. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chairperson of the Committee may represent the entire Committee for the purposes of this review.

➢	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K and the annual report to shareholders, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Also, the Committee shall review the planned scope and processes necessary to attest to, and report on, management’s assessment of the Company’s internal controls over financial reporting. The Committee shall prepare the “Audit Committee Report” required by regulations of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

➢	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

➢	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

➢	The Committee shall ensure that it receives from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, or any successor standard.

➢	The Committee shall be responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosure relationship or services that may impact the objectivity and independence of the independent auditors and for taking, or recommending that the entire Board of Directors take, appropriate action to oversee the independence of the outside independent auditors.

➢	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NASDAQ requirements.

➢	The Committee shall review and approve, if appropriate, all related party transactions as required by NASDAQ.

➢	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by Company regarding accounting, internal accounting controls and auditing matters. The Committee shall establish procedures for the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

➢	The Committee shall do such other acts as required pursuant to the Exchange Act, rules and regulations promulgated by the SEC and rules adopted by NASDAQ.

➢	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

➢	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

All references to laws, rules, and regulations shall refer to such laws, rules and regulations as currently in effect and as hereafter revised or superseded.

FIDELITY SOUTHERN CORPORATION

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2004
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Edward G. Bowen, M.D. and Kevin S. King, and each of them individually, with the power of substitution, to vote and otherwise represent all of the shares of common stock (“Common Stock”) of Fidelity Southern Corporation (“Company”) held of record by the undersigned at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at the offices of the Company located at One Securities Centre, 3490 Piedmont Road, Suite 1550, Atlanta, GA 30305 on April 22, 2004, at 3:00 p.m., and any adjournment thereof, as herein specified and, in their discretion, upon such other matters as may come before the Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock of the Company are expressly revoked.

     Unless a contrary direction is indicated, this Proxy will be voted “For” Item 1. The Board of Directors recommends a vote “For” the Proposal referred to in Item 1.

(Continued and to be signed on the other side.)

FIDELITY SOUTHERN CORPORATION
P.O. BOX 11302
NEW YORK, N.Y. 10203-0302

— DETACH PROXY CARD HERE —

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

Item 1. Election of Directors

FOR		WITHHOLD
ALL	☐	FOR ALL	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐

Nominees:	James B. Miller, Jr.; David R. Bockel; Edward G. Bowen, M.D.; Kevin S. King; Robert J. Rutland; W. Clyde Shepherd III; and Rankin M. Smith, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
“Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

S C A N L I N E

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer please give full title as such.
Whether or not you plan to attend the Annual Meeting, you are urged to execute and return your proxy, which may be revoked at any time prior to its use.

Date	Share Owner sign here	Co-Owner sign here